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                                                                  EXHIBIT 10.314



                                 AMENDMENT NO. 2

                                       TO

               AGREEMENT BETWEEN GEN-PROBE INCORPORATED AND CHIRON
                                   CORPORATION

         This Amendment is made effective as of February 1, 2000, to the Agreement between Gen-Probe Incorporated and Chiron Corporation dated as of June 11, 1998, as previously amended (the "Agreement").

         The parties hereby agree to amend the Agreement as follows:

         1. DEFINITIONS. Capitalized terms not defined in this Amendment shall have the meanings set forth in the Agreement.

         2. APPLICABLE TO CHIRON AND GEN-PROBE ONLY. [PROVISION ASSIGNED]. Chiron retained all rights and obligations under the Agreement with respect to the Blood Screening Field. This Amendment is effective as between Chiron and Gen-Probe, [PROVISION ASSIGNED].

         3. CONFIDENTIALITY AND INVENTION OWNERSHIP.

            A. Section 1.23 of the Agreement is hereby amended by placing a period (".") after the word "Agreement" at the end of clause (ii) in the first paragraph, and deleting the following words:

            "and (iii) marked, identified as, or otherwise acknowledged to be confidential at the time of disclosure to the other party."

            B. Section 8.1 of the Agreement is hereby amended by deleting the following sentence at the end of the Section:

            "Notwithstanding the foregoing and Section 1.23, unless otherwise mutually agreed in writing, neither party shall have any obligation to the other party pursuant to this Article 8 or pursuant to Article 9 with respect to use of Confidential Information of the Disclosing Party unless, prior to disclosure, such Confidential Information is specifically identified in writing to the Receiving Party and the Receiving Party agrees in writing to accept such Confidential Information."



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            C. Section 9.1.4(b) of the Agreement is hereby amended to read in full as follows:

            "(b) was made through or with, and would not have been made but for, the Inventing Party's use of Confidential Information of the other party (the "Disclosing Party"), if such information was confidential when the invention was made."

         By the signatures of their authorized officers below, Gen-Probe and Chiron adopt this amendment as of February 1, 2000.


CHIRON CORPORATION                         GEN-PROBE INCORPORATED


By       /s/ RAJEN K. DALAL                By       /s/ HENRY L. NORDHOFF
         ------------------                         ----------------------
                                                    Henry L. Nordhoff
         Title: President,                          President and
         Blood Testing                              Chief Executive Officer
         Chiron





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